                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             M-TRON INDUSTRIES, INC.

                  M-Tron Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation") hereby certifies as follows:

                  1. The name of the Corporation is M-Tron Industries, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 4, 2000 (the "Certificate").

                  2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, and having been adopted in accordance therewith, this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate, as heretofore amended and restated. The amendments contained therein have been duly adopted by written consent of the holders of at least 66 2/3% of the outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                  3. The text of the Certificate, as heretofore amended and restated, hereby is amended and restated to read in its entirety as follows:

                                    ARTICLE I

                  The name of the corporation (the "Corporation") is M-Tron Industries, Inc.

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                  The nature of the business or purpose to be conducted or promoted is to be engaged in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                AUTHORIZED STOCK

                  The total number of shares of capital stock of all classes that the Corporation will have the authority to issue is twenty five million (25,000,000) shares, of which: (i) twenty five million (25,000,000) shares, of a par value of $0.01 per share, shall be Common Stock (the "Common Stock"), twelve million (12,000,000) shares of which shall be of a class designated as the "Class A Common Stock" and thirteen million (13,000,000) shares of which shall be of a class designated as the "Class B Common Stock"; and (ii) one million (1,000,000) shares, of a par value of $0.01 per share, shall be designated "Preferred Stock."
                                               COMMON STOCK
                  1. VOTING. Each holder of a share of Class A Common Stock issued and outstanding shall have one vote per share on all matters on which a holder is entitled to vote and each holder of a share of Class B Common Stock issued and outstanding shall have five (5) votes per share on all matters on which a holder is entitled to vote. The shares of Class A Common Stock and Class B Common Stock shall be voted together without distinction as to class.

                  2.       CONVERSION.

                  (a) AUTOMATIC CONVERSION. In the event that Lynch Corporation, a Delaware corporation ("Lynch") distributes the shares of Class B Common Stock held by it to the holders of the common stock of Lynch, each such share of Class B Common Stock so distributed automatically shall convert on a one-for-one basis (subject to adjustment for stock splits, reverse splits or similar recapitalizations affecting such shares) into a fully paid and nonassessable share of Class A Common Stock without any action by the holder thereof on the fifth anniversary of the date of such distribution; PROVIDED that Lynch, in its sole discretion, shall have the option to accelerate such automatic conversion by (1) giving written notice to the Corporation that it elects to exercise its right to accelerate such conversion and (2) specifying in such written notice the date on which such conversion shall occur. In the event that Lynch transfers any shares of Class B Common Stock to a person or entity other than an Affiliate (as defined below) of Lynch, the shares of Class B Common Stock so transferred automatically shall convert on a one-for-one basis (subject to adjustment for stock splits, reverse splits or similar recapitalizations affecting such shares) into fully paid and non-assessable shares of Class A Common Stock. For purposes of this subparagraph (a), an Affiliate of Lynch shall mean any person or entity directly or indirectly controlling, controlled by or under common control with Lynch (for purposes of this definition, "control" as used with respect to a person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person or entity, whether by ownership of voting securities, by contract or otherwise).

                  (b) METHOD OF CONVERSION. Upon the occurrence of any of the events specified in subparagraph (a) above, the shares of Class B Common Stock that are subject to conversion shall be converted automatically without any further action by the Corporation or the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock either are delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common Stock, each holder of Class B Common Stock shall surrender the certificate(s) representing such holder's shares at the office of the Corporation or any transfer agent for the Class A Common Stock or the Class B Common Stock, as applicable. Thereupon, there shall be issued and delivered to such holder or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Class B Common Stock surrendered were convertible on the date on which the automatic conversion occurred.

                  Prior to issuing a certificate for shares of Class A Common Stock to other than the registered owner of any shares of Class B Common Stock being converted, the Corporation shall be entitled to receive such evidence as it reasonably may request that such issuance may be made in compliance with applicable federal and state securities laws.

                                 PREFERRED STOCK

                  Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors" or the "Board") hereby is authorized to determine and alter all rights, preferences, privileges and qualifications, and all limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series then outstanding. In the event that the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

                  The number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. At each annual meeting of the stockholders of the Corporation, the directors shall be elected to hold office until such person's successor is elected and qualified or until such person's death, retirement, resignation or removal. The directors need not be stockholders.

                                   ARTICLE VI

                  The Board of Directors expressly is empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the

Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exists any vacancy in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE VII

                  (a) Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in subparagraph (b) hereof, indemnification in connection with a proceeding (or part thereof) initiated by such person shall be permitted hereunder only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it ultimately shall be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation, by action of its Board of Directors, may provide indemnification to employees and agents (including any nonvoting observers to the Board of Directors or any committee thereof) of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) If a claim under subparagraph (a) of this Article VII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or otherwise to enforce his or her rights to indemnification and payment of expenses and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VIII

                  The personal liability of the directors of the Corporation hereby is eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                                   ARTICLE IX

                  The Corporation is to have perpetual existence.

                                    ARTICLE X

                  The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other person whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X.

                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Secretary as of the ____ day of ____________, 2000.


ATTEST:                                      M-TRON INDUSTRIES, INC.,
                                             a Delaware corporation


By:      ___________________________         By:____________________________
         Robert A. Hurwich, Secretary           Robert R. Zylstra, President